CUMULUS MEDIA INC.

Cumulus Reports Operating Results for First Quarter 2016

ATLANTA, GA — May 5, 2016: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today announced operating results for the three months ended March 31, 2016.

For the quarter ended March 31, 2016, the Company reported net revenue of $268.5 million, down 0.9% vs. the quarter ended March 31, 2015 and Adjusted EBITDA of $41.9 million, down 6.1% from the quarter ended March 31, 2015.

“We are in the early stages of a multi-year turnaround,” said Mary Berner Chief Executive Officer of Cumulus Media Inc.  “Our first quarter results and second quarter pacings are consistent with the considerable challenges we must overcome.  However, we are seeing some signs of progress in each of our turnaround initiatives - enhancing operational blocking and tackling, instituting a strong and positive culture, and driving improved ratings.”

First Quarter 2016 and 2015 Operating Summary (in thousands, except percentages and per share data):

	Three Months Ended March 31,
	2016	2015	% Change
Net revenue	$268,530	$271,079	(0.9)%
Adjusted EBITDA (1)	$41,933	$44,663	(6.1)%
Basic and diluted loss per share	$(0.06)	$(0.05)

	March 31, 2016	December 31, 2015	% Change
Cash and cash equivalents	$58,874	$31,657	86.0%

Term loans	1,838,940	$1,838,940	—%
7.75% Senior Notes	610,000	610,000	—%
Total debt	$2,448,940	$2,448,940	—%

	Three Months Ended March 31,
	2016	2015	% Change
Capital expenditures	$4,161	$10,095	(58.8)%

(1)
Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure and Definition”.

Results for First Quarter 2016

Net Revenue
The Company operates two reportable segments for which there is discrete financial information available and whose operating results are reviewed by the chief operating decision maker. Radio station group revenue is derived primarily from the sale of broadcasting time to local, regional and national advertisers. Westwood One revenue is generated primarily through network advertising.
Corporate includes support for each of the Company’s reportable segments, including information technology, human resources, legal, finance and administrative functions, as well as overall executive, administrative and support functions.

The following tables present our net revenue by segment (dollars in thousands).

	Three Months Ended March 31, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net revenue	$176,476	$91,565	$489	$268,530
% of total revenue	65.7%	34.1%	0.2%	100.0%
% change from three months ended March 31, 2015	0.5%	(3.2)%	(43.2)%	(0.9)%

	Three Months Ended March 31, 2015
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net revenue	$175,668	$94,549	$862	$271,079
% of total revenue	64.8%	34.9%	0.3%	100.0%

The following tables present our Adjusted EBITDA by segment (dollars in thousands).

	Three Months Ended March 31, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Adjusted EBITDA	$43,719	$7,758	$(9,544)	$41,933
% change from three months ended March 31, 2015	(3.7)%	(7.9)%	(4.0)%	(6.1)%

	Three Months Ended March 31, 2015
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Adjusted EBITDA	$45,416	$8,424	$(9,177)	$44,663

As previously disclosed, on November 3, 2015, we received a notification from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that we were not in compliance with NASDAQ Listing Rule 5450(a)(1) (the “Rule”) because the minimum bid price of our Class A common stock on the NASDAQ Global Select Market has closed below $1.00 per share for 30 consecutive business days.
On May 3, 2016 we received approval from NASDAQ to transfer the listing of our Class A common stock from the NASDAQ Global Select Market to the NASDAQ Capital Market. This provides us an additional 180 calendar days to comply with the Rule in order for our Class A common stock to remain listed on the NASDAQ Capital Market. Should we not regain compliance with this listing rule, we intend to evaluate all potential alternatives, which could include evaluating a reverse stock split, although no assurances can be provided. Our inability to maintain the listing of our common stock on any NASDAQ market may materially adversely affect the liquidity and market price of our common stock.

Earnings Call Information
Cumulus Media Inc. will host a teleconference today at 4:30 PM eastern time to discuss its first quarter 2016 operating results.

The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 660-422-3366 for conference call access. If prompted, the conference ID is 96530151. Please call five to ten minutes in advance to ensure that you are connected prior to the presentation.

Following completion of the call, a replay can be accessed until 11:30 PM eastern time, June 5, 2016. Domestic callers can access the replay by dialing 855-859-2056, replay code 96530151#. International callers should dial 404-537-3406 for conference replay access.

A link to the live audio webcast of the conference call and the related earnings presentation will be available on the investor section of the Cumulus Media Inc. website (www.cumulus.com/investors)

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our ability to access borrowings under our revolving credit facility, our ability from time to time to renew one or more of our broadcast licenses, changes in interest rates, changes in the fair value of our investments, the timing of, and our ability to complete any acquisitions or dispositions pending from time to time, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to manage growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, the impact of regulatory rules or proceedings that may affect our business from time to time, our ability to meet the listing standards for our Class A common stock to be listed for trading on the NASDAQ stock market, the write off of a material portion of the fair value of our FCC broadcast licenses and goodwill, and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”) and any subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media
A leader in the radio broadcasting industry, Cumulus Media (NASDAQ:CMLS) combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands to deliver premium content choices to the 245 million people reached each week through its 454 owned-and-operated stations broadcasting in 90 US media markets (including eight of the top 10), more than 8,200 broadcast radio stations affiliated with its Westwood One network and numerous digital channels. Together, the Cumulus/Westwood One platforms make Cumulus Media one of the few media companies that can provide advertisers with national reach and local impact. Cumulus/Westwood One is the exclusive radio broadcast partner to some of the largest brands in sports, entertainment, news, and talk, including the NFL, the NCAA, the Masters, the Olympics, the GRAMMYs, the Academy of Country Music Awards, the American Music Awards, the Billboard Music Awards, Westwood One News, and more. Additionally, it is the nation's leading provider of country music and lifestyle content through its NASH brand, which serves country fans nationwide through radio programming, exclusive digital content, and live events. For more information, visit www.cumulus.com.

For further information, please contact:
Cumulus Media Inc.
J.P. Hannan
Senior Vice President, Treasurer and Chief Financial Officer
404-260-6600
jp.hannan@cumulus.com

CUMULUS MEDIA INC.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Net revenue	$268,530	$271,079
Operating expenses:
Content costs	100,045	100,807
Selling, general & administrative expenses	117,227	116,307
Depreciation and amortization	23,097	25,311
LMA fees	5,388	2,498
Corporate expenses	9,510	9,599
Stock-based compensation expense	878	3,863
Acquisition-related and restructuring costs	2,266	—
Loss on sale of assets or stations	5	819
Total operating expenses	258,416	259,204
Operating income	10,114	11,875
Non-operating (expense) income:
Interest expense	(34,481)	(34,984)
Interest income	85	358
Other income, net	720	379
Total non-operating expense, net	(33,676)	(34,247)
Loss before income taxes	(23,562)	(22,372)
Income tax benefit	9,133	10,357
Net loss	$(14,429)	$(12,015)
Basic and diluted loss per common share:
Basic and diluted loss per share	$(0.06)	$(0.05)
Weighted average basic and diluted common shares outstanding	234,049,813	233,125,055

Non-GAAP Financial Measure and Definition

From time to time we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Adjusted EBITDA is the financial metric utilized by management to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our core operations after the incurrence of corporate, general and administrative expenses. Management also uses this measure to determine the contribution of our core operations, including the corporate resources employed to manage the operations, to the funding of our other operating expenses and to the funding of debt service. In addition, Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit facility.

We define Adjusted EBITDA as net income (loss) before any non-operating expenses, including depreciation and amortization, stock-based compensation expense, gain or loss on sale of assets or stations (if any), gain or loss on derivative instruments (if any), impairment of assets (if any), acquisition-related and restructuring costs (if any) and franchise and state taxes.

In deriving this measure, management excludes depreciation, amortization, and stock-based compensation expense, as these do not represent cash payments for activities directly related to our core operations. Management excludes any gain or loss on the exchange or sale of any assets or stations as it does not represent a cash transaction. Management also excludes any gain or loss on derivative instruments as it does not represent a cash transaction nor are they associated with core operations. Expenses relating to acquisitions and restructuring costs are also excluded from the calculation of Adjusted EBITDA as they are not directly related to our core operations. Management excludes any non-cash costs associated with impairment of assets as they do not require a cash outlay.

Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of media companies. Management has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for media companies and is a key metric for purposes of calculating and determining compliance with certain covenants in our credit facility. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Adjusted EBITDA may be defined or calculated differently by other companies, and comparability may be limited.

The following tables reconcile net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three months ended March 31, 2016 and 2015 (dollars in thousands):

	Three Months Ended March 31, 2016
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net income (loss)	$24,739	$(2,885)	$(36,283)	$(14,429)
Income tax benefit	—	—	(9,133)	(9,133)
Non-operating (income) expense, including net interest expense	(2)	103	33,575	33,676
LMA fees	5,388	—	—	5,388
Depreciation and amortization	13,589	8,981	527	23,097
Stock-based compensation expense	—	—	878	878
Loss on sale of assets or stations	5	—	—	5
Acquisition-related and restructuring costs	—	1,559	707	2,266
Franchise and state taxes	—	—	185	185
Adjusted EBITDA	$43,719	$7,758	$(9,544)	$41,933

	Three Months Ended March 31, 2015
	Radio Station Group	Westwood One	Corporate and Other	Consolidated
Net income (loss)	$26,533	$(1,208)	$(37,340)	$(12,015)
Income tax expense (benefit)	35	—	(10,392)	(10,357)
Non-operating (income) expense, including net interest expense	(1)	320	33,928	34,247
LMA fees	2,498	—		2,498
Depreciation and amortization	15,532	9,312	467	25,311
Stock-based compensation expense	—	—	3,863	3,863
Loss on sale of assets or stations	819	—	—	819
Franchise and state taxes	—	—	297	297
Adjusted EBITDA	$45,416	$8,424	$(9,177)	$44,663